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                                                                  Exhibit 10.26

This FUNDING AGREEMENT is made on the   26th   day of July, 2000, between Gary
Elwood Walker (the "VENDOR") and SMTC CORPORATION ("SMTC-US").

RECITALS

A. The Vendor, SMTC Nova Scotia Company (the "PURCHASER") and SMTC-US have entered into a share purchase agreement dated July 26, 2000 (the "SHARE PURCHASE AGREEMENT").

B. In accordance with the terms of the Share Purchase Agreement, the Transferred Shares have been transferred by the Vendor to the Purchaser.

C. The sale of the Transferred Shares to the Purchaser in exchange for the Share Payment in accordance with the terms of the Share Purchase Agreement will be a taxable event for the Vendor for both Canadian and United States income tax purposes.

D. SMTC-US has agreed to provide a series of loans to the Vendor in the manner contemplated in this Agreement in order to fund the Taxes owing by the Vendor as a result of the sale of the Transferred Shares.

FOR VALUE RECEIVED, the parties agree as follows:

1.  DEFINITIONS.

    (a) In this Agreement, the following terms shall have the meanings set out below:

         (i)    CALCULATION NOTICE has the meaning given to it in section 2(d);

         (ii)   CANADIAN TAXES has the meaning given to it in section 2(d);

         (iii)  CASH PROCEEDS has the meaning given to it in section 2(i);

         (iv) CERTIFICATE has the meaning given to it in section 6 of the Share Purchase Agreement;

         (v) CLASS Y SHARE PROVISIONS means the rights, privileges, restrictions and conditions attaching to the Class Y Shares as set out in the Corporation's articles of amalgamation dated August 31, 1994, as amended to the date of this Agreement;

         (vi) CLASS Y SHARES means the Class Y non-voting preferred shares in the capital of the Corporation;

         (vii)  CLOSING means the closing of the Initial Public Offering;
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         (viii) CORPORATION means SMTC Manufacturing Corporation of Canada;

         (ix)   EFFECTIVE DATE means the day immediately preceding the Closing;

         (x)    FINAL LOAN has the meaning given to it in section 2(g);

         (xi)   FIRST LOAN has the meaning given to it in section 2(b);

         (xii) INDEPENDENT ACCOUNTANT means a mutually acceptable independent accounting firm;

         (xiii) INITIAL PUBLIC OFFERING means the offering of exchangeable shares by the Corporation pursuant to a prospectus dated July 20, 2000 and the offering by SMTC-US of shares of common stock pursuant to a registration statement dated July 20, 2000;

         (xiv)  INTERIM LOAN has the meaning given to it in section 2(c);

         (xv)   LOANS has the meaning given to it in section 2(g);

         (xvi)  PLEDGED SHARES has the meaning given to in section 2(i);

         (xvii) RELEVANT PROPORTION means the proportion of shares of SMTC-US common stock ultimately received by the Vendor as a result of the exchange of Class Y Shares for Class L shares of SMTC-US under the Share Purchase Agreement, compared with the total number of shares of SMTC-US common stock that the Vendor holds on Closing;

         (xviii) SHARE PAYMENT has the meaning given to it in section 4 of the Share Purchase Agreement;

         (xix) SHARE PURCHASE AGREEMENT has the meaning given to it in recital A above;

         (xx) SMTC-US means SMTC Corporation, a corporation existing under the laws of Delaware;

         (xxi) TAXES means all taxes on income or profit imposed by a Canadian or US federal, provincial or state taxing authority and any interest or penalties thereon and TAX has a corresponding meaning;

         (xxii)  TAXES AMOUNT has the meaning given to it in section 2(d);

         (xxiii) TAX AMOUNT PER SHARE means an amount equal to the Taxes Amount divided by the total number of shares of SMTC-US common stock that the Vendor holds on Closing;

         (xxiv) TRANSFERRED SHARES has the meaning given to it in recital A of the Share Purchase Agreement;
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         (xxv)   US DOLLAR EQUIVALENT means, in respect of an amount expressed in Canadian currency (the "CANADIAN CURRENCY AMOUNT") at any date, the product obtained by multiplying (i) the Canadian Currency Amount by (ii) the noon buying rate on such date for such Canadian currency expressed in U.S. dollars as certified for customs purposes by the Federal Reserve Bank of New York; and

         (xxvi)  US TAXES has the meaning given to it in section 2(c).

    (b) Unless the context indicates otherwise, capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Class Y Share Provisions and the Share Purchase Agreement.

2.  LOANS FOR TAXES.

    (a) The Vendor's obligation to sell the Transferred Shares and to deliver share certificates for the Transferred Shares to the Purchaser in accordance with the Share Purchase Agreement is conditional upon SMTC-US and the Vendor entering into this Agreement.

    (b) The parties acknowledge that in order to obtain the Certificate, the Vendor will be required to (i) make a payment to the Canadian tax authorities on account of the Vendor's liability for Taxes under the Income Tax Act (Canada) or (ii) provide security of an equal amount in the form of a bank guarantee. On or before the day that is 28 days after the Effective Date, SMTC-US shall provide: (iii) a loan to the Vendor (the "FIRST LOAN") in the U.S. Dollar Equivalent of an amount equal to the amount the Vendor is required to pay to the Canadian tax authorities in order to obtain the Certificate or (iv) a bank guarantee equal to the amount in (iii) above to the Canadian tax authorities on the Vendor's behalf. The Purchaser shall be responsible for all costs and expenses related to any bank guarantee provided in accordance with this section 2(b).

    (c) On or before each of September 5, 2000 and January 6, 2001, SMTC-US shall make a loan (each, an "INTERIM LOAN") to the Vendor in an amount equal to the US federal and state Taxes ("US TAXES") which must be paid by the Vendor in respect of the sale of the Transferred Shares on each of September 15, 2000 and January 16, 2001, respectively, in order to avoid incurring a penalty or interest charges for underpayment of such Taxes or instalments relating thereto. The determination of the US Taxes payable on each of the foregoing dates shall be made by the Vendor and the Vendor shall provide SMTC-US with written notification of such determinations in each case not later than five (5) business days prior to the last date on which the applicable Interim Loan is to be advanced.

    (d) On or before March 1, 2001 but not earlier than January 20, 2001, the Vendor shall deliver to SMTC-US a notice (the "CALCULATION NOTICE") specifying the total amount of Taxes payable by him as a consequence of the sale of the Transferred Shares to the Purchaser in accordance with the Share Purchase
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         Agreement (the "TAXES AMOUNT") and setting out in reasonable detail the basis upon which such amount was calculated. The Calculation Notice shall separately identify the amount of Canadian Taxes ("CANADIAN TAXES") and the amount of US Taxes included in the Taxes Amount.

    (e) Within five (5) business days after receipt by SMTC-US of the Calculation Notice, SMTC-US shall provide written notice to the Vendor stating that it (i) accepts the Taxes Amount set out in the Calculation Notice or (ii) disputes the amount set out in the Calculation Notice and elects to have the Taxes Amount calculated by an Independent Accountant in accordance with section 2(f). If SMTC-US fails to provide written notice to the Vendor in accordance with and within the time specified in this paragraph, SMTC-US shall be deemed to have accepted the Taxes Amount in the Calculation Notice.

    (f) If SMTC-US makes an election under section 2(e)(ii), the Independent Accountant shall calculate the Taxes Amount. The Independent Accountant's calculation of the Taxes Amount shall, in the absence of manifest error, be conclusive and binding.

    (g) If the Taxes Amount (as finally determined in accordance with sections 2(d)-(f) above) is less than the aggregate of all funds advanced by SMTC-US under the First Loan, if any, and the Interim Loans, if any, the Vendor shall forthwith repay such difference to SMTC-US on account of such loans. In all other cases, on or before April 5, 2001, SMTC-US shall make a loan (the "FINAL LOAN" and, together with the First Loan, if any, and each Interim Loan, if any, the "LOANS") to the Vendor in an amount equal to the excess of the Taxes Amount over the aggregate amount, if any, of the First Loan and the Interim Loans.

    (h)  The Vendor shall use all proceeds from the Loans to pay the Taxes
         Amount;

    (i) The Loans made by SMTC-US to the Vendor in accordance with this section 2 shall be on the following terms and conditions:

        (i) the Vendor shall deliver to SMTC-US on each date on which a Loan is made a promissory note, in the form attached hereto as Schedule "A", having a principal amount equal to the amount advanced under such Loan;

        (ii) the Loans shall bear interest at the applicable federal rate; such interest shall be payable by the Vendor to SMTC-US on an annual basis or on such other basis as the parties may agree;

        (iii)  the term of each Loan shall be twenty (20) years;

        (iv) the Loans shall be repayable at the option of the Vendor in whole or in part at any time or from time to time without notice or penalty;

        (v) as security for the Loans to be made hereunder, the Vendor shall, on the date of this Agreement, pledge all of the shares of SMTC-US that he holds,
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               including those shares received in the Share Payment and
               substitutions therefor (the "PLEDGED SHARES") to SMTC-US, and the pledge shall be in the form attached hereto as Schedule "B";

        (vi) if the Vendor receives a refund of any amount paid to the Canadian or US tax authorities for or on account of Taxes payable by the Vendor as a consequence of the sale of the Transferred Shares to the Purchaser, the Vendor shall apply such refund within ten (10) business days of receipt thereof to the repayment of the Loans;

        (vii) the Vendor shall be required to repay the First Loan in the event of a material breach or violation of section 6 of the Share Purchase Agreement;

        (viii) on each sale or other transfer of a Pledged Share (including any securities substituted therefore) for proceeds which include cash or cash equivalents ("CASH PROCEEDS"), the Vendor will pay to SMTC-US, as a repayment of the Loans, on a pro rata basis or otherwise as SMTC-US in its discretion shall determine, an amount equal to the lesser of (A) the Tax Amount Per Share, (B) the after-Tax Cash Proceeds received by the Vendor and (C) the amount outstanding under the Loans immediately prior to such sale or other transfer. For greater certainty, the Vendor shall not be required under any circumstances to apply any proceeds received on a sale or other transfer of Pledged Shares (including any securities substituted therefore) which are not in the form of cash (or cash equivalents) to the repayment of the Loans; and

        (ix) notwithstanding any other provision in this Agreement, SMTC-US shall not be required to provide Loans to the Vendor in an aggregate amount exceeding $2,500,000.

    (j) SMTC-US shall, in a timely manner, increase the compensation payable to the Vendor in his capacity as an employee of SMTC-US or any affiliate of SMTC-US by an amount sufficient to fund, on an after-Tax basis, the interest payable by the Vendor on the Loans under any applicable Canadian or US Tax law or the interpretation or administration thereof. If the Vendor ceases to be employed by SMTC-US or any affiliate of SMTC-US at any time the Loans, or any portion of the Loans, continue to be outstanding, SMTC-US shall fully indemnify the Vendor, on an after-Tax basis, for any such Taxes or interest amounts.

3. VENDOR'S REPRESENTATIONS. The Vendor represents and warrants to the Purchaser and SMTC-US as follows:

    (a) the Vendor legally and beneficially owns all of the Transferred Shares with a good and marketable title thereto free and clear of any liens, pledges, charges, mortgages, encumbrances and other security interests or claims of others;

    (b) the Vendor has the power and capacity to execute and deliver this Agreement and to perform his obligations hereunder;
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    (c)  the Vendor represents and warrants that he is a resident of the United
         States of America; and

    (d) this Agreement has been duly and validly executed and delivered by the Vendor and is a valid and legally binding obligation of the Vendor enforceable against him in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.

4. PURCHASER'S REPRESENTATIONS. The Purchaser represents and warrants to the Vendor and SMTC-US as follows:

    (a) the Purchaser has the corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder;

    (b) the execution and delivery of this Agreement, and the performance by the Purchaser of its obligations hereunder have been duly and validly authorized by it and no other corporate proceedings or approvals on its part or on the part of its directors or shareholders (if necessary) are required to authorize this Agreement; and

    (c) this Agreement has been duly and validly executed and delivered by the Purchaser and is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.

5. SMTC-US'S REPRESENTATIONS. SMTC-US represents and warrants to the Vendor and the Purchaser as follows:

    (a) SMTC-US has the corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder;

    (b) the execution and delivery of this Agreement, and the performance by SMTC-US of its obligations hereunder have been duly and validly authorized by it and no other corporate proceedings or approvals on its part or on the part of its directors or shareholders (if necessary) are required to authorize this Agreement; and

    (c) this Agreement has been duly and validly executed and delivered by SMTC-US and is a valid and legally binding obligation of SMTC-US enforceable against SMTC-US in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.

6.  GENERAL.

    (a) The representations and warranties of the parties contained in this Agreement shall survive the completion of the transactions contemplated by this Agreement.
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    (b)  Each of the parties shall, from time to time, take or cause to be taken such action and execute and deliver or cause to be executed and delivered to the other such documents and further assurances as may, in the reasonable opinion of the other party, be necessary or advisable to give effect to this Agreement.

    (c)  Time shall be of the essence in this Agreement.

    (d) No party may assign this Agreement without the written consent of the other parties. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

    (e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings.

    (f) No provision in this Agreement may be amended or waived except in writing.

    (g) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware and each of the parties hereby irrevocably submits to the jurisdiction of the state or federal courts sitting in Delaware.

    (h) Any provision of this Agreement which is invalid or unenforceable shall not affect any other provision and shall be deemed to be severable.

                           - SIGNATURE PAGE FOLLOWS -
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IN WITNESS WHEREOF the parties have duly executed this Agreement.

SMTC CORPORATION



By: Paul Walker
    ----------------------
      Paul Walker


By: /s/ Richard Smith
    ----------------------
      Richard J. Smith



                                      /s/ Gary Walker
                                      ----------------------
                                      GARY ELWOOD WALKER